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                                                                 EXHIBIT 4.41
                                                             [Execution Version]


                              FIFTEENTH AMENDMENT
                              TO CREDIT AGREEMENT

                 THIS FIFTEENTH AMENDMENT TO CREDIT AGREEMENT, dated as of September __, 1996 (the "Fifteenth Amendment"), is among Court Square Capital Limited (formerly known as Citicorp Capital Investors Ltd.) (the "Lender") and Consolidated Furniture Corporation (formerly known as Mohasco Corporation), Furniture Comfort Corporation (formerly known as Mohasco Upholstered Furniture Corporation) (on its behalf and on behalf of each of its Stratford and Barcalounger operating units), SSC Corporation (formerly known as Super Sagless Corporation) and Choice Seats Corporation (collectively, the "Borrowers").

                                   BACKGROUND

                 A. The Lender and the Borrowers are parties to a Credit Agreement dated as of September 22, 1989, as amended (the "Credit Agreement"). All capitalized terms used in this Fifteenth Amendment and not otherwise defined herein shall have the respective meanings specified in the Credit Agreement.

                 B. The Borrowers have requested that the Credit Agreement be amended as set forth herein, and the Lender has agreed, subject to the terms and conditions of this Fifteenth Amendment, to such amendment.

                                     TERMS

                 In consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Lender and the Borrowers hereby agree as follows:


         Section 1        -       Covenants.

         The Credit Agreement is amended by deleting the period at the end of
Section 4.10 Liens on Collateral and replacing it with the following:

                          "or

                          (e) liens granted pursuant to that certain "Factoring Agreement dated July 25, 1995 by and between Stratford\Avon and Capital Factors, Inc. in respect of accounts, contract rights, and all other obligations to Borrowers for the payment of money arising out of the sale of goods, the proceeds thereof, all security and guarantees therefor and all of the rights to the goods and property represented thereby; or
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                          (f) liens granted pursuant to that certain Factoring
                          Agreement dated September __, 1996 by and between Barcalounger and Capital Factors, Inc. in respect of accounts, contract rights and all other obligations to Barcalounger for the payment of money arising out of the sale of goods, the proceeds thereof, all security and guarantees therefor and all of the rights to the goods and property represented thereby.

         The Credit Agreement is amended by deleting Section 4.11 Indebtedness in its entirety and replacing it with the following:

                          SECTION 4.11 Indebtedness. No Borrower will or will permit any of its Subsidiaries to create, incur, suffer to exist or make any prepayment upon, any Indebtedness other than (a) Indebtedness which is secured by liens or security interests permitted under clauses (a), (b) or (c) of Section 4.10, (b) Indebtedness described on Exhibit 3.3(b), (c) Indebtedness which is secured by liens or security interests permitted by clause (d) of Section 4.10, (d) Indebtedness which is secured by liens or security interests permitted by clause (e) of Section 4.10, and (e) Indebtedness arising pursuant to the Factoring Agreement dated September __, 1996 by and between Barcalounger and Capital Factors, Inc.; provided, that Lender shall have first provided written authorization to Barcalounger prior to Barcalounger making any request for, or receiving any, advances under such agreement

         Section 2        -       Conditions to Effectiveness.  This Fifteenth
Amendment shall be effective when, and only when, the Lender shall have received counterparts of this Fifteenth Amendment executed by each of the Borrowers and copies of such approvals, opinions or documents as the Lender may reasonably request.

         Section 3        -       Representations and Warranties.  The
Borrowers hereby jointly and severally represent and warrant to the Lender that:

                          (a)     the execution, delivery and performance by
each of the Borrowers of this Fifteenth Amendment (i) are within each of the Borrower's respective corporate powers, (ii) have been duly authorized by all necessary corporate actions of each of the Borrowers and (iii) do not and will not (X) violate any requirement of law, (Y) conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement or other instrument binding on or affecting any of the Borrowers; or (Z) require the consent or approval of, authorization by or notice to or filing or
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registration with any governmental authority or other person other than those which have been obtained and copies of which have been delivered to the Lender, each of which is in full force and effect; and

                          (b)     that, after giving effect to this Fifteenth
Amendment, all the representations and warranties of the Borrowers contained in the Credit Agreement shall be true and correct in all material respects.

         Section 4        -       Miscellaneous.

                          (a)     The Credit Agreement, as amended hereby,
shall be binding upon and shall inure to the benefit of the Lender and the Borrowers and their respective successors and assigns.

                          (b)     This Fifteenth Amendment may be executed in
any number of counterparts, each counterpart constituting an original but altogether one and the same instrument and contract.

                          (c)     This Fifteenth Amendment shall be construed
in connection with and as part of the Credit Agreement, and all terms, conditions and covenants contained in the Credit Agreement except as herein modified shall remain in full force and effect.

                          (d)  The Lender shall have received a copy of the
Factoring Agreement dated September __, 1996 by and between Barcalounger and Capital Factors, Inc. in form and substance satisfactory to the Lender.

                          (e)     Any and all notices, requests, certificates
and other instruments executed and delivered after the execution and delivery of this Fifteenth Amendment may refer to the "Credit Agreement dated as of September 22, 1989" without making specific reference to the Fifteenth Amendment, but nevertheless all such references shall be deemed to include this Fifteenth Amendment unless the context shall otherwise require.

                          (f)     This Fifteenth Amendment shall be governed
by, and construed in accordance with, the law of the State of New York.

                            [SIGNATURE PAGES FOLLOW]





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                 IN WITNESS WHEREOF, the Lender and the Borrowers have caused this instrument to be executed and delivered by their duly authorized officers as of the date and year first above written.


                                    COURT SQUARE CAPITAL LIMITED


                                    By:      /s/ M. SALEEM MUQADDAM
                                             -----------------------------
                                             M. Saleem Muqaddam
                                             Vice President


                                    CONSOLIDATED FURNITURE CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Chief Financial Officer,
                                               Treasurer and Controller


                                    FURNITURE COMFORT CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Treasurer and Secretary


                                    SSC CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Treasurer and Secretary


                                    CHOICE SEATS CORPORATION


                                    By:      /s/ JOHN B. SGANGA
                                             -----------------------------
                                             John B. Sganga
                                             Executive Vice President,
                                               Treasurer and Secretary




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